UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	July 1, 2008

TURBOCHEF TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-32334	48-1100390
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Six Concourse Parkway, Suite 1900, Atlanta, Georgia	30328
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	(678) 987-1700

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICER; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

Amendment of Executive Employment Agreement

On July 1, 2008, the Company entered into an amended and restated employment agreement with Paul Lehr, Senior Vice President and Chief Operating Officer.  Except in the event of a change of control, the employment agreement continues until December 31, 2009 and automatically renews for an additional year beginning on January 1, 2010 and again at each anniversary thereafter unless notice of non-renewal is given at least six months in advance. The employment agreement provides for an annual base salary of $360,000 and severance compensation equal to one-half the annual base salary.  The agreement provides for a possible adjustment to the base salary each year beginning January 1, 2010 based on changes in the Consumer Price Index.  If at any time during the term of the agreement a change of control of the Company shall occur (as defined in the agreement), then upon the change of control the employment agreement becomes fixed for a three-year term with no further automatic renewals.  If at any time during that three-year term Mr. Lehr is terminated without cause or terminates for Good Reason (as defined), then in lieu of any other severance payment Mr. Lehr is entitled to be paid base salary for the balance of the three-year period. Mr. Lehr is eligible for bonuses pursuant to one or more executive or management compensation plans adopted or individual awards made from time to time by the Company’s Compensation Committee or the Chairman or Chief Executive Officer in their respective discretion.. The employment agreement provides for an additional, tax gross-up payment to be made by the Company to the executive in the event that, upon a change in control, any payments made to the executive are subject to an excise tax under Section 4999 of the Internal Revenue Code. Finally, the employment agreement prohibits the executive from engaging in certain activities which compete with the Company, seeks to recruit its employees or disclose any of its trade secrets or otherwise confidential information.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(c)           Exhibits.

Exhibit No.	Description

99.1	Amended and restated employment agreement, dated July 1, 2008, by and between TurboChef Technologies, Inc. and Paul P. Lehr

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TURBOCHEF TECHNOLOGIES, INC.
(Registrant)

By:	/s/ Dennis J. Stockwell
Dennis J. Stockwell
Vice President and General Counsel
Date:  July 1, 2008